As filed with the Securities and Exchange Commission on September 22, 2000.
                                                      Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          NORTHWEST NATURAL GAS COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             OREGON                                    93-0256722
------------------------------------        ------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                          NORTHWEST NATURAL GAS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full title of the Plan)

                                RICHARD G. REITEN
                                    President
                           and Chief Executive Officer
                   One Pacific Square, 220 N.W. Second Avenue
                             Portland, Oregon 97209
                                  503-226-4211

             C. J. RUE                                JOHN T. HOOD, ESQ.
             Secretary                             Thelen Reid & Priest LLP
        One Pacific Square,                          40 West 57th Street
      220 N.W. Second Avenue                       New York, New York 10019
      Portland, Oregon 97209                             212-603-2000
           503-226-4211
--------------------------------------------------------------------------------
        (Names, addresses and telephone numbers, including area codes, of agents for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------- -------------------- ---------------- ----------------- -------------
                                                           PROPOSED        PROPOSED
     TITLE OF SECURITIES             AMOUNT TO             MAXIMUM         MAXIMUM         AMOUNT OF
       TO BE REGISTERED            BE REGISTERED        OFFERING PRICE    AGGREGATE      REGISTRATION
                                                         PER SHARE(1)  OFFERING PRICE(1)      FEE
-------------------------------- -------------------- ---------------- ----------------- -------------
Common Stock, $3 1/6 par value     200,000 shares           $23.19        $4,638,000       $1,224.43
-------------------------------- -------------------- ---------------- ----------------- -------------
Rights to Purchase Common Stock    200,000 rights (2)         --              --               --
-------------------------------- -------------------- ---------------- ----------------- -------------

(1) Estimated, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, solely for the purpose of determining the registration fee (based on the average ($23.19 per share) of the highest and the lowest sale price of Northwest Natural Gas Company's common stock on the NYSE composite tape on September 21, 2000).

(2) Since no separate consideration is paid for the Rights to Purchase Common Stock (Rights), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the registration of 200,000 additional shares of the same class as other securities for which a Registration Statement on Form S-8 (Reg. No. 2-77195) relating to the Employee Stock Purchase Plan is effective.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Northwest Natural Gas Company (Company), File No. 0-994, with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (Exchange Act) are incorporated herein by reference into this registration statement:

     (a) Annual Report of the Company on Form 10-K for the year ended December 31, 1999.

     (b) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31 and June 30, 2000.

     (c)  Current Report of the Company on Form 8-K dated May 25, 2000.

     (d) The Company's Registration Statements on Form 8-A dated February 27, 1996, June 29, 2000 and June 29, 2000.

     All documents filed by the Company pursuant to sections 13(a), 13(c) and 14 of the Exchange Act after the date of this registration statement and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective date of the filing of such documents, provided, however, that the documents enumerated in (a) through (d) above or subsequently filed by the Company pursuant to Section 13 of the Exchange Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K. The documents which are incorporated by reference in this registration statement are sometimes hereinafter referred to as the "Incorporated Documents."

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of August 31, 2000, Mark S. Dodson, Esquire, Senior Vice President and General Counsel of the Company, owned 11,766 shares of the Company's common stock and had been granted options to purchase an additional 12,500 shares.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Oregon Business Corporation Act (the Act) provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

(1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

(2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

(3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

     The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director's or officer's good faith belief that the standard of conduct in Section (2) or (3) above has been met and an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The Company's Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

     The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

     The Company's shareholders have approved and the Company has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

(1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

(2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on the Company to prove that the director or officer is not entitled to indemnification;

(3) indemnity is explicitly provided for judgments and settlements in derivative actions;

(4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

(5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

     The Company maintains in effect a policy of insurance providing for reimbursement to the Company of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which the Company may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Restated Articles of Incorporation, Bylaws or agreements effective under such laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     3.1 Restated Articles of Incorporation of the Company, as filed and effective June 24, 1988 and amended December 8, 1992, December 1, 1993 and May 27, 1994 (incorporated by reference to Exhibit (3a.) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-994).

     3.2 Bylaws of the Company, as amended February 25, 1999 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 0-994).

     4.1 Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company (ChaseMellon Shareholder Services, successor), which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares (incorporated by reference to Exhibit 1 to Form 8-A, dated February 27, 1996, File No. 0-994).

     5.1  Opinion of Mark S. Dodson, Esquire.

     5.2  Opinion of Thelen Reid & Priest LLP.

     23.1 Consent of PricewaterhouseCoopers LLP.

     24   Powers of Attorney (see pp. II-4 and II-5).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the Securities Act);

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears hereinafter hereby appoints Richard G. Reiten, C. J. Rue and John T. Hood, the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, and State of Oregon on the 22nd day of September, 2000.

                                        NORTHWEST NATURAL GAS COMPANY


                                        By:  /s/  Richard G. Reiten
                                           ------------------------------------
                                           Richard G. Reiten
                                           President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURE                                    TITLE                          DATE
        ---------                                    -----                          ----
/s/ Richard G. Reiten                     Principal Executive Officer,       September 22, 2000
---------------------------------------           and Director
  Richard G. Reiten
  President and Chief Executive Officer


/s/ Bruce R. DeBolt                       Principal Financial Officer        September 22, 2000
---------------------------------------
  Bruce R. DeBolt
  Senior Vice President, Finance,
  and Chief Financial Officer


/s/ Stephen P. Feltz                      Principal Accounting Officer       September 22, 2000
---------------------------------------
  Stephen P. Feltz
  Treasurer and Controller


/s/ Mary Arnstad                                  Director            )
---------------------------------------                               )
  Mary Arnstad                                                        )
                                                                      )
                                                                      )
/s/ Thomas E. Dewey, Jr.                          Director            )
---------------------------------------                               )
  Thomas E. Dewey, Jr.                                                )
                                                                      )
                                                                      )
/s/ Tod R. Hamachek                               Director            )
---------------------------------------                               )
  Tod R. Hamachek                                                     )
                                                                      )
                                                                      )
/s/ Richard B. Keller                             Director            )      September 22, 2000
---------------------------------------                               )
  Richard B. Keller                                                   )
                                                                      )
                                                                      )
/s/ Wayne D. Kuni                                 Director            )
---------------------------------------                               )
  Wayne D. Kuni                                                       )
                                                                      )
                                                                      )
/s/ Randall C. Pape                               Director            )
---------------------------------------                               )
  Randall C. Pape                                                     )
                                                                      )
                                                                      )
/s/ Robert L. Ridgley                             Director            )
---------------------------------------                               )
  Robert L. Ridgley                                                   )


                                      II-4


                                                                      )
/s/ Dwight A. Sangrey                             Director            )
---------------------------------------                               )
  Dwight A. Sangrey                                                   )
                                                                      )
                                                                      )
/s/ Melody C. Teppola                             Director            )
---------------------------------------                               )
  Melody C. Teppola                                                   )
                                                                      )
                                                                      )
/s/ Russell F. Tromley                            Director            )      September 22, 2000
---------------------------------------                               )
Russell F. Tromley                                                    )
                                                                      )
                                                                      )
/s/ Benjamin R. Whiteley                          Director            )
---------------------------------------                               )
  Benjamin R. Whiteley                                                )
                                                                      )
                                                                      )
/s/ Richard L. Woolworth                          Director            )
---------------------------------------                               )
  Richard L. Woolworth                                                )


                                POWER OF ATTORNEY

The Plan hereby appoints the Agents for Service named in this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                    SIGNATURE

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Employee Stock Purchase Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, and the State of Oregon, on the 22nd day of September, 2000.

                                        NORTHWEST NATURAL GAS COMPANY
                                        EMPLOYEE STOCK PURCHASE PLAN

                                        By  /s/  C.J. Rue
                                          -------------------------------------
                                          C. J. Rue

                                  EXHIBIT INDEX

          EXHIBIT
          -------

          3.1 Restated Articles of Incorporation of the Company, as filed and effective June 24, 1988 and amended December 8, 1992, December 1, 1993 and May 27, 1994 (incorporated by reference to Exhibit (3a.) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-994).

          3.2 Bylaws of the Company, as amended February 25, 1999 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 0-994).

          4.1 Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company (ChaseMellon Shareholder Services, successor), which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares (incorporated by reference to Exhibit 1 to Form 8-A, dated February 27, 1996, File No. 0-994).

          5.1       Opinion of Mark S. Dodson, Esquire.

          5.2       Opinion of Thelen Reid & Priest LLP.

          23.1      Consent of PricewaterhouseCoopers LLP.

          24        Powers of Attorney (see pp. II-4 and II-5).


                                      II-6